PROMISSORY NOTE

$350000 Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              SPEEDEMISSIONS, INC.

No. 2                                                                $350,000.00
                                 PROMISSORY NOTE

         Speedemissions, Inc., a Georgia corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

                      GCA Strategic Investment Fund Limited

(the "Holder") and registered assigns, the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00) or, if less, the principal amount of this Promissory Note (the "Note") then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest which shall begin to accrue on the date of this Note, on (i) the Maturity Date and (ii) the date the principal amount of this Note shall be declared to be or shall automatically become due an payable, on the principal sum thereof outstanding in like coin or currency at the Interest Rate set forth below, from the date of this Note until payment in full of the principal sum hereof has been made.

         This Note shall bear interest at a rate of ten percent (8%) per annum ("Interest Rate"), except upon an Event of Default, as hereafter defined, at which time this Note will accrue interest at the rate of 18% per annum or, if less, the maximum rate permitted by applicable law. Interest on this Note will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and Interest hereunder shall be made for the benefit of the Holder.

         This Note is secured by a Deed to Secure Debt and Security Agreement (the "Deed") dated August 3, 2001 made by the Company and Holder creating a security interest in favor of Holder in certain of the Company's real properties described in the Deed.

         The Deed contains certain additional agreements among the parties with respect to the terms of this Note, including, without limitation, provisions which (A) specify voluntary and mandatory repayment, prepayment and (B) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Note and are incorporated herein by reference. This Note is transferable and assignable to one or more Persons.


1. CERTAIN TERMS DEFINED. All terms defined in the Deed and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Deed.

2.       PAYMENT OF PRINCIPAL.   The Company shall repay the remaining unpaid
balance of this Note on April 26, 2005 (the "Maturity Date").

3.       MANDATORY PREPAYMENTS.

         (a) Upon (i) the occurrence of a Change in Control (as defined below) of the Company, (ii) a transfer of all or substantially all of the assets of the Company to any Person (as defined below) in a single transaction or series of related transactions, (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock)

         (b) "Change in Control" means (i) after the date of this Note, any person or group of persons other than Holder shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended) of 331/3% or more of the outstanding shares of common stock of the Company without the prior written consent of Holder; (ii) any sale or other disposition (other than by reason of death or disability) to any Person of more than 10,000 shares of common stock of the Company by any executive officers and/or employee directors of the Company without the prior written consent of Holder; (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

         (c) "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

4.       AFFIRMATIVE COVENANTS.

         The Company hereby agrees that, from and after the date hereof for so long as this Note remains outstanding and for the benefit of Holder:

               (a)  Information: The Company will deliver to the Holder of this
Note:

                    1. within two (2) days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposed to take with respect thereto;

                    2. promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

                    3. at least two (2) business days prior to the consummation of any financing or other event requiring a repayment of this Note, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith; and

                    4. promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any subsidiary is a party in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

              (b) Payment of Obligations. The Company will pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

              (c) Maintenance of Property; Insurance. The Company will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company will maintain insurance in at least such amounts and against such risks as it has insured against as of the date of this Note.

              (d) Maintenance of Existence. The Company will continue to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect its respective corporate existence and its respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

              (e) Compliance with Laws. The Company will comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, environmental laws and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or
(ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company.

              (f) Inspection of Property, Books and Records. The Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, a representative of the Holder, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Holder the affairs, finances and accounts of the Company in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.

              (g) Compliance with Terms and Conditions of Material Contracts. The Company will comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

5.       NEGATIVE COVENANTS.

         The Company hereby agrees that after the date of this Note for so long as this Note remains outstanding and for the benefit of Holder of this Note:

              (a) Limitations on Debt and Issuance of Equity Securities. The Company will not create, incur, issue, assume or suffer to exist (i) any Debt (as defined hereafter) except (x) Debt incurred in a Permitted Financing (as defined hereafter), (y) Debt incurred in connection with equipment leases to which the Company is a party incurred in the ordinary course of business; and
(z) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business and (ii) any equity securities (including derivative securities) (other than those securities that are issuable (x) under or pursuant to stock option plans, warrants or other rights programs that exist as of the date hereof, and (y) in connection with the acquisition (including by merger) of a business or of assets otherwise permitted under this Note), unless the Company obtains the prior written consent of the Holder of this Note. As used herein, "Debt" shall mean debt of any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person; and "Permitted Financing" shall mean transactions, which would include any form (1) of debt or equity financing which is followed by the payment of this Note in full and of all related fees and expenses; (2) project financing which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; and (3) other financing transactions specifically consented to in writing by the Holder of this Note.

              (b) Transactions with Affiliates. The Company will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any affiliate.

              (c) Merger or Consolidation. The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Holder an officer's certificate stating that such consolidation, merger or transfer complies with this Note, and that all conditions precedent in this Note relating to such transaction have been satisfied.

              (d) Limitation on Asset Sales. The Company will not consummate an Asset Sale (as defined hereafter) of material assets of the Company without the prior written consent of Holder, which consent shall not be unreasonably withheld. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales or dividends of capital stock of a subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.

6.       EVENTS OF DEFAULT.

         If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

              )a. failure by the Company to pay or repay when due, all or any part of the principal on this Note;

              )b. failure by the Company to pay (i) within five (5) Business Days of the due date thereof any interest on this Note or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Note or the Deed;

              )c. failure on the part of the Company to observe or perform any covenant contained in Sections 3, 4, or 5 of this Note or any covenant contained in the Deed;

              )d. the Company has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

              )e. an involuntary case or other proceeding has been commenced against the Company seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

              )f. default in any provision (including payment) or any agreement governing the terms of any Debt of the Company in excess of $200,000, which has not been cured within any applicable period of grace associated therewith;

              )g. judgments or orders for the payment of money which in the aggregate at any one time exceed $500,000 and are not covered by insurance have been rendered against the Company by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

              )h. any representation, warranty, certification or statement made by the Company in this Note or the Deed or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Note shall prove to have been untrue in any material respect when made;

then, and in every such occurrence, the Holder of this Note may, with respect to an Event of Default specified in this Section 6, by notice to the Company, declare this Note to be, and this Note shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (d) or (e) above with respect to the Company, then, without any notice to the Company or any other act by Holder of this Note, the entire amount of this Notes shall become immediately due and payable, provided, further, if any Event of Default has occurred and is continuing, and irrespective of whether this Note has been declared immediately due and payable hereunder, the Holder of this Note may proceed to protect and enforce the rights of Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

7. MISCELLANEOUS. This Note shall be deemed to be a contract made under the laws of the State of Georgia, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia and of any Georgia state court sitting in Atlanta for purposes of all legal proceedings arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

         The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such Holder.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

         Dated: January 26, 2005



                                          SPEEDEMISSIONS, INC.


                                          By: /s/ Rich Parlontieri
                                              ----------------------------------
                                              Name: Rich Parlontieri
                                              Title: President

                                     ANNEX A

                                REPAYMENT LEDGER

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DATE          PRINCIPAL BALANCE      INTEREST PAID     PRINCIPAL PAID      NEW PRINCIPAL BALANCE    ISSUER INITIALS  HOLDER INITIALS
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